UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ITERIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ITERIS, INC.

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 16, 2011

To the Stockholders of Iteris, Inc.:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Iteris, Inc., a Delaware corporation, will be held on September 16, 2011 at 10:00 a.m. Pacific Time, at our principal executive offices located at 1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705, for the following purposes, as more fully described in the proxy statement accompanying this Notice:

1.                                      To elect Richard Char, Kevin C. Daly, Ph.D., Gregory A. Miner, Abbas Mohaddes, Joel Slutzky, Thomas L. Thomas and Mikel Williams to the Board of Directors, each to hold such office until the next annual meeting of stockholders or until his successor is elected and qualified.

2.                                      To ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012.

3.                                      To transact any other business which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

All stockholders of record as of the close of business on July 20, 2011 are entitled to notice of and to vote at the Annual Meeting and at any postponement(s) or adjournment(s) thereof.  You are cordially invited to be present and to vote at this Annual Meeting.  Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting.  You can vote your shares by completing and returning the enclosed proxy card.  If your shares are held in “street name” (i.e., your shares are held in the name of a brokerage firm, bank or other nominee), in lieu of a proxy card you should receive from that institution an instruction form for voting by mail and you may also be eligible to vote your shares electronically over the Internet or by telephone.  Should you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please sign, date and return each proxy card or voting instruction form to ensure that all of your shares are voted.  You may revoke your proxy at any time prior to the Annual Meeting.  If you attend the Annual Meeting and vote by ballot, any proxy that you previously submitted will be revoked automatically and only your vote at the Annual Meeting will be counted.  For further information, please see the discussion of voting rights and proxies beginning on page 1 of the enclosed proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Abbas Mohaddes
Chief Executive Officer and President

Santa Ana, California

July 29, 2011

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.  PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

ITERIS, INC.

1700 Carnegie Avenue, Suite 100

Santa Ana, California  92705

PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 16, 2011

General

These proxy materials and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of Iteris, Inc., a Delaware corporation (“Iteris” or the “Company”), to be voted at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on September 16, 2011 and at any adjournment(s) or postponement(s) of the meeting.  The Annual Meeting will be held at 10:00 a.m. Pacific Time, at our principal executive offices located at 1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705.  These proxy materials and the form of proxy are expected to be mailed to our stockholders who are entitled to vote at the Annual Meeting on or about August 4, 2011.

Purpose of Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of the Annual Meeting of Stockholders and are described in more detail in this proxy statement.

Internet Availability of Materials

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 16, 2011:  The proxy statement, proxy card, and Annual Report on Form 10-K for the fiscal year ended March 31, 2011 (the “Annual Report”) are available at www.edocumentview.com/ITI, or at www.envisionreports.com/ITI for registered holders (Internet voting included).

Voting Rights

The record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as July 20, 2011.  At the close of business on the record date, 34,379,076 shares of our common stock, par value $0.10 per share, were outstanding and no shares of our preferred stock were outstanding.  Each stockholder is entitled to one vote for each share of common stock held by such stockholder as of the record date.

The presence in person or by proxy of the holders of a majority of the outstanding shares of the common stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.  If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

In the election of directors under Proposal One, directors will be elected by a plurality of the common stock entitled to vote and present in person or represented by proxy at the Annual Meeting, unless cumulative voting is in effect.  Pursuant to our bylaws, no stockholder is entitled to cumulate his or her votes for candidates other than those whose names have been placed in nomination prior to the commencement of voting and unless at least one stockholder has given notice prior to commencement of voting of his or her intention to cumulate votes.  If any stockholder has given such notice, then each stockholder may cumulate votes by multiplying the number of shares of common stock the stockholder is entitled to vote by the number of directors to be elected.  The number of cumulative votes thus determined may be voted all for one candidate or distributed among several candidates, at the discretion of the stockholder.  The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected.  If cumulative voting is in effect, the persons named in the accompanying proxy will vote the shares of common stock covered by proxies received by them (unless authority to vote for directors is withheld) among the named candidates as they determine.

With regard to Proposal Two, the affirmative vote of the holders of a majority of our common stock present or represented by proxy and entitled to vote at the Annual Meeting is being sought.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.  Broker non-votes occur when brokers who hold stock in “street name” return proxy cards stating that they do not have authority to vote the stock which they hold on behalf of beneficial owners.  Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.  Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.  Broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

Voting

You may vote by one of three ways: (i) by mail, (ii) electronically over the Internet or by telephone, or (iii) by ballot in person at the Annual Meeting.  If you are a “registered holder” (i.e., your shares are registered in your own name through our transfer agent), you may vote by returning a completed proxy card in the enclosed postage-paid envelope or through the Internet at www.envisionreports.com/ITI.  If your shares are held in “street name” (i.e., your shares are held in the name of a brokerage firm, bank or other nominee), in lieu of a proxy card you should receive a voting instruction form from that institution by mail.  The voting instruction form should indicate whether the institution has a process for beneficial holders to vote over the Internet or by telephone.  Stockholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.  If your voting instruction form does not reference Internet or telephone information, please complete and return the paper voting instruction form in the self-addressed, postage-paid envelope provided.

If you are a registered holder, you may also vote your shares in person at the Annual Meeting.  If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder and bring it with you to the Annual Meeting.  We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Proxies

Please use the enclosed proxy card to vote by mail.  If your shares are held in street name, then in lieu of a proxy card you should receive from that institution an instruction form for voting by mail, the Internet or by telephone.  Should you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date, and return each proxy card or voting instruction form to ensure that all of your shares will be voted.  Only proxy cards and voting instruction forms that have been signed, dated, and timely returned (or otherwise properly voted by Internet or telephone) will be counted in the quorum and voted.  Properly executed proxies will be voted in the manner directed by the stockholders.  If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by our Board of Directors (the “Board”) under Proposal One unless the authority to vote for the election of any director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of each of the other proposals as described in this proxy statement and the accompanying notice.

The enclosed proxy also grants the proxy holders discretionary authority to vote on any other business that may properly come before the Annual Meeting as well as any procedural matters.  We have not been notified by any stockholder of his or her intent to present a stockholder proposal at the Annual Meeting.

If your shares are held in your name, you may revoke or change your vote at any time before the Annual Meeting by filing a notice of revocation or another signed proxy card with a later date with our Secretary at our principal executive offices.  If your shares are held in street name, you should contact the record holder to obtain instructions if you wish to revoke or change your vote before the Annual Meeting.  If you attend the Annual Meeting and vote by ballot, any proxy that you submitted previously to vote the same shares will be revoked automatically and only your vote at the Annual Meeting will be counted.  Please note, however, that if your shares are held in street name, your vote in person at the Annual Meeting will not be effective unless you have obtained and present a proxy issued in your name from the record holder.  Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Solicitation

The enclosed proxy is being solicited by our Board of Directors.  We will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing, and mailing this proxy statement, the proxy card, and any additional material furnished to the stockholders.  Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners.  In addition, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners.  The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, e-mail or any other means by our directors, officers, or employees.  No additional compensation will be paid to these individuals for any such services.

In the discretion of management, we reserve the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies.  Although we do not currently expect to retain such a firm, we estimate that the fees of such firm would range from $5,000 to $20,000 plus out-of-pocket expenses, all of which would be paid by us.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our bylaws provide for a Board of Directors consisting of not less than seven nor more than eleven members.  The exact number may be changed, within such limits, by a resolution duly adopted by the Board or by the stockholders.  The number of directors constituting the full Board is currently set at eight.  One of the current directors will not be standing for re-election at the Annual Meeting, and the size of the Board will be reduced to seven persons as of the Annual Meeting.  All directors are elected annually and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

On the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors selected and approved the following persons as nominees for election at the Annual Meeting:  Richard Char, Kevin C. Daly, Ph.D., Gregory A. Miner, Abbas Mohaddes, Joel Slutzky, Thomas L. Thomas and Mikel Williams.  Each nominee for election is currently a member of our Board of Directors and has agreed to serve if elected.  We have no reason to believe that any of the nominees will be unavailable to serve.  In the event any of the nominees named herein is unable to serve or declines to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes.  Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named above.

Stockholder Approval

The seven candidates receiving the highest number of affirmative votes, present in person or represented by proxies and entitled to vote at the Annual Meeting, will be elected as our directors.  However, if cumulative voting is in effect, the proxy holders will have the right to cumulate and allocate votes among those nominees standing for election as such proxy holders in their discretion elect.

Recommendation of the Board of Directors

Our Board of Directors recommends a vote “FOR” the seven director nominees listed above.

Directors and Nominees

The table and narrative below set forth information as of July 1, 2011 regarding each director and director nominee, including the year they first became directors, business experience during at least the past five years, public company boards they currently serve on or have served on during the past five years, and certain other biographical information and attributes that the Nominating and Corporate Governance Committee determined qualify them to serve as directors.  The Nominating and Corporate Governance Committee believes that the directors and director nominees have the following other key attributes that are important to an effective board of directors: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of experience and thought; and the commitment to devote significant time and energy to service on the Board and its committees.

Name	Age	Current Position(s) with Iteris
Richard Char(1)	52	Director
Kevin C. Daly, Ph.D.(2)(3)	66	Director and Assistant Secretary
Gregory A. Miner(1)	56	Chairman of the Board
Abbas Mohaddes	54	Chief Executive Officer, President, Assistant Secretary and Director
John W. Seazholtz*(1)(2)(3)	74	Director
Joel Slutzky(3)	72	Director and Assistant Secretary
Thomas L. Thomas(1)(2)(3)	62	Director
Mikel Williams	54	Director

*              Not a director nominee for the Annual Meeting

(1)           Member of the Audit Committee

(2)           Member of the Compensation Committee

(3)           Member of the Nominating and Corporate Governance Committee

Richard Char has served as Senior Managing Director at Regent Pacific Management Corporation, a turnaround, restructuring, and performance improvement firm, since September 2010.  From October 2008 to March 2010, Mr. Char served as CEO of VIPGift LLC, a provider of corporate and consumer loyalty and incentive programs.  From June 2006 to July 2008, Mr. Char was the Senior Vice President of Corporate Development and General Counsel of Blackhawk Networks, Inc., an affiliate of Safeway which markets pre-paid gift cards through leading U.S. retailers.  Mr. Char’s prior business experience includes serving as the President and Chief Executive Officer of IC Media, a developer of CMOS digital image sensors, as the Managing Director with the Technology Group of Credit Suisse First Boston, as Co-Head of Technology Investment Banking at Cowen & Company, and as a partner in the law firm of Wilson Sonsini Goodrich & Rosati.  Mr. Char currently serves on the board of directors of Netlist, Inc. and serves as the chairman of its audit committee and a member of its compensation committee.  He received his A.B. degree from Harvard College and his J.D. degree from Stanford Law School.  Mr. Char has served as a director since October 2005, and brings to the Board of Directors executive leadership experience, as well as significant corporate finance, legal and corporate development experience with the financial acumen requisite to serve as a financial expert on our Audit Committee.

Kevin C. Daly, Ph.D. has served as the CEO of MAXxess Systems, Inc., a former subsidiary of Iteris and a provider of electronic security systems, since November 2005.  Between August 2007 and August 2009, Dr. Daly also served as CEO of iStor Networks, Inc., a manufacturer of IP SAN storage systems.  Prior to that, he served as the CEO of several technology companies, including Avamar Technologies, Inc. and ATL Products, Inc.  Dr. Daly currently serves on the board of directors of STEC, Inc., a provider of solid state disk systems, and from 2002 to 2008, he served as a director of Danka Business Systems, PLC.  Dr. Daly received a B.S. degree in electrical engineering from the University of Notre Dame and M.S., M.A. and Ph.D degrees in engineering from Princeton University.  He has served as a director of Iteris since 1993.  Having served as the CEO of several technology companies and as a director of both private and public companies, Dr. Daly offers to the Board a wealth of management and leadership experience as well as an understanding of issues faced by such companies.

Gregory A. Miner has served as a Managing Partner of Merchant Capital Source, LLC, a company that provides working capital financing solutions to merchants, since 2004.  Prior to that, Mr. Miner served in a number of management positions with us and our subsidiaries, most recently as our Chief Executive Officer.  Mr. Miner is a Certified Public Accountant and his business experience includes work at Deloitte Haskins and Sells (now known as Deloitte & Touche LLP).  Mr. Miner has served as a director since 1998 and as our Chairman of the Board of Directors since 2004.  Through his service in a variety of executive positions with us and our subsidiaries, Mr. Miner has a deep and broad understanding of our business as well as the leadership skills and the operational understanding to provide sound guidance in continuing to grow our business.

Abbas Mohaddes has served as our Chief Executive Officer and President since March 2007, as an Assistant Secretary since May 2004 and as a director since September 2005.  Prior to his promotion in March 2007, Mr. Mohaddes served as our Executive Vice President from October 2004.  He also served in a number of executive positions with our Iteris, Inc. subsidiary (“Iteris Subsidiary”), through which the majority of our current operations were conducted until we merged that subsidiary into us in October 2004.  Mr. Mohaddes was also the President and Chief Executive Officer of Meyer, Mohaddes Associates, Inc. (“MMA”), an ITS and transportation firm that he co-founded, which was acquired by the Iteris Subsidiary in 1998.  Mr. Mohaddes is the current chairman of the board and a founding member of ITS America and a member of several trade organizations, including Transportation Research Board, Institute of Transportation Engineers, and the Design/Build Institute of America.  Mr. Mohaddes provides extensive technology, industry, and management experience to the Board, as well as a substantial understanding of the Company and its operations resulting from his service as an officer of our Iteris Subsidiary and as the founder of MMA.

John W. Seazholtz currently serves as the Chairman of the Board of Westell Technologies, Inc.  He retired in 1998 from Bell Atlantic after serving in a number of executive positions, but served as the President and Chief Executive Officer of Telesoft America, Inc. from 1998 to 2000.  Mr. Seazholtz has served as a director of Iteris since 1998, and has provided the Board with executive leadership experience and strong sales and marketing expertise in the technology industry, combined with extensive public company experience.

Joel Slutzky is a co-founder of the Company and has served as a director since its incorporation and as the Chairman of the Board of Directors until October 2004.  Prior to 2004, Mr. Slutzky served in various capacities for us and our subsidiaries, most recently as our Chief Executive Officer and as the Chairman of the Board of the Iteris Subsiary.  Mr. Slutzky currently serves on the board of directors of Project Tomorrow, an organization focused on improving Kindergarten through 12th grade science education in Orange County, California and the Butterfly Connection, an organization that promotes creativity and critical thinking skills in K-12 education.  As the co-founder of the Company with over 40 years of experience with technology companies, Mr. Slutzky is uniquely qualified to provide insights into and guidance on the industry and growth and development of the Company.

Thomas L. Thomas has served as the Executive Chairman of International Decision Systems, a provider of software and solutions for the equipment finance market, since September of 2009.  He also owns a management consulting business, T2 Partners.  From 2004 until his retirement in July 2008, Mr. Thomas was as the President and Chief Operating Officer of Global Exchange Services, a provider of business-to-business EDI and supply chain management solutions.  Prior to that, Mr. Thomas served as the President and CEO at several technology companies, including HAHT Commerce, Ajuba Solutions, and Vantive Corporation, and served in various senior and executive positions at 3Com Corporation, Dell Computer Corporation, Kraft General Foods and Sara Lee Corporation.  Mr. Thomas currently serves on the board of directors, and as the chairman of the compensation committee, of infoGroup, Inc.  He also serves on the board of directors and the compensation committee and the audit committee of Front Range Solutions, a developer of service management and IT asset management software for mid-sized and distributed enterprises.  Mr. Thomas has served as a director of Iteris since 1999 and offers to the Board of Directors valuable business, leadership and strategic insights obtained through his service in a variety of industries, including a number of technology companies, and his experience in working with companies through several stages of their development.

Mikel Williams has served as the President and Chief Executive Officer of DDi Corporation, a leading provider of time-critical, technologically advanced electronics manufacturing services, since November 2005 and as a Senior Vice President and Chief Financial Officer of DDi prior to the promotion.  Prior to that, Mr. Williams served in various management positions with several technology related companies, including as the President and sole member of Constellation Management Group, LLC, where he provided strategic, operational, and financial consulting services to companies in the telecommunications, software, and other technology-related industries., and various executive positions with Global TeleSystems, Inc. and its subsidiaries, a leading telecommunications company providing data and internet services in Europe.  Mr. Williams began his career as a certified public accountant in the State of Maryland, working as an auditor for Price Waterhouse.  Mr. Williams has served as a director since April 2011 and provides the Board of Directors with operational and public company experience and valuable strategic insights through his many years of leadership positions in technology-related companies with international operations.

Family Relationships

There are no family relationships among any of our directors, director nominees, or executive officers.

CORPORATE GOVERNANCE

Code of Ethics and Business Conduct

Our Board of Directors has adopted a Code of Ethics and Business Conduct which applies to all directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees.  The full text of our Code of Ethics and Business Conduct is available on the Investor Relations section of our website at www.iteris.com.  We intend to disclose future amendments to certain provisions of the Code of Ethics and Business Conduct, and any waivers of provisions of the Code of Ethics required to be disclosed under the rules of the Securities and Exchange Commission (“SEC”), at the same location on our website.

Director Independence

Our policy is to have at least a majority of the directors qualify as “independent” under the listing standards of NYSE Amex.  The Board of Directors has determined that Messrs. Char, Daly, Miner, Seazholtz, Slutzky, Thomas and Williams each satisfy the requirements for “independence” under such listing standards.

Board Structure

The Board does not have a policy regarding the separation of the roles of the CEO and Chairman of the Board as the Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board from time to time.  However, the Board has determined that having an independent director serve as the Chairman is currently in the best interest of our stockholders in recognition of the different demands and responsibilities of the roles and to emphasize the independence of the role of Chairman.  The Board also meets regularly in executive sessions.

Board Meetings and Committees

We currently have several standing committees of the Board of Directors, including the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.  The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee each has a written charter that is reviewed annually and revised as appropriate.  A copy of each committee’s charter is available on the Investor Relations section of our website at www.iteris.com.

During the fiscal year ended March 31, 2011 (“Fiscal 2011”), the Board of Directors and the various committees of the Board held the following number of meetings:  Board of Directors—five; Audit Committee—five; Compensation Committee—two; and Nominating and Corporate Governance Committee—two.  During Fiscal 2011, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of any committees of the Board held while he was serving on the Board or such committee.

Audit Committee.  The current members of our Audit Committee are Messrs. Char, Miner, Seazholtz, and Thomas.  The Board has determined that each member of the Audit Committee is “independent” under the current listing standards of NYSE Amex and the SEC rules regarding audit committee memberships.  The Board has identified Mr. Char as the member of the Audit Committee who qualifies as an “audit committee financial expert” under applicable SEC rules and regulations governing the composition of the Audit Committee.

The Audit Committee oversees on behalf of the Board (a) the conduct of the accounting and financial reporting processes, the audits of our financial statements and the integrity of our audited financial statements and other financial reports; (b) the performance of our internal accounting and financial controls function; (c) the engagement, replacement, compensation, qualifications, independence and performance of our independent registered public accounting firm; and (d) the portions of the Code of Ethics and Business Conduct and related policies regarding our accounting, internal accounting controls or auditing matters.

The Audit Committee meets privately with our independent registered public accounting firm, and such firm has unrestricted access to and reports directly to the Audit Committee.  The Audit Committee has selected McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012 and is recommending that our stockholders ratify this appointment at the Annual Meeting.

Compensation Committee.  The current members of our Compensation Committee are Messrs. Daly, Seazholtz, and Thomas.  The Board has determined that each member of the Compensation Committee is “independent” under the listing standards of NYSE Amex.

The Compensation Committee (a) evaluates officer and director compensation policies, goals, plans and programs; (b) determines the cash and non-cash compensation of our “officers” as defined in the rules promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (c) reviews and makes recommendations to the Board with respect to our equity-based and other incentive compensation plans for employees; (d) evaluates the performance of our executive officers; and (e) assists the Board in evaluating potential candidates for executive officer positions and oversees management succession planning.

The Compensation Committee meets periodically to review and establish the salaries, bonuses and incentive plans for our executive officers.  The committee considers a number of factors in determining the compensation plans and elements for, and the amount of each compensation element paid to, our executive officers, including publicly available data from independent outside sources, our general business conditions and objectives, and the committee’s subjective determination with respect to the executive’s individual contributions to such objectives.  To assist the committee in its review, our Chief Executive Officer provides to the Compensation Committee his evaluations of the executives, including himself, and recommendations with respect to all executive compensation matters; however, the final decisions regarding the compensation of our executive officers are made by the Compensation Committee.  Neither the Compensation Committee nor management engaged a compensation consultant to provide advice or recommendations on the amount or form of executive and director compensation during Fiscal 2011.

Nominating and Corporate Governance Committee.  The current members of the Nominating and Corporate Governance Committee are Messrs. Daly, Seazholtz, Slutzky, and Thomas.  The Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” under the listing standards of NYSE Amex.

The primary purposes of the Nominating and Corporate Governance Committee are to (a) identify, screen and review individuals qualified to serve as directors; (b) select or recommend to the Board of Directors the selection of nominees for election at the next annual meeting of stockholders; (c) recommend to the Board of Directors candidates to fill any vacancies on the Board; (d) oversee the implementation and monitoring the effectiveness of our corporate governance policies and developing and recommending to the Board modifications and or additions to such policies; and (e) review on a regular basis our overall corporate governance and recommend improvements when necessary.

In connection with their recommendations regarding the size and composition of the Board, the Nominating and Corporate Governance Committee reviews the appropriate qualities and skills required of directors in the context of the then current make-up of the Board and the needs of the Company.  This includes an assessment of each candidate’s independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business, ability to think and act independently and with sound judgment, and ability to serve the Company’s and our stockholders’ long-term interests.  While we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills and backgrounds so that, as a group, the Board will possess the appropriate talent, skills, insight and expertise to oversee our business.  These factors, and others as considered useful by the Nominating and Corporate Governance Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.  As a result, the priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective directors.  The Nominating and Corporate Governance Committee generally leads the search for and selects, or recommends that the Board select, candidates for election to the Board.  Consideration of new director candidates typically involves a series of committee discussions, review of information concerning candidates and interviews with selected candidates.  Candidates for nomination to our Board typically have been suggested by other members of the Board or by our executive officers.  From time to time, the Nominating and Corporate Governance Committee may engage the services of a third-party search firm to identify director candidates.

The Nominating and Corporate Governance Committee will consider candidates for directors recommended by our stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in our next proxy statement.  This committee will evaluate such recommendations applying its regular nominee criteria.  Eligible stockholders wishing to recommend a nominee must submit such recommendation in writing to the Chair, Nominating and Corporate Governance Committee, care of our corporate Secretary, by the deadline for stockholder proposals set forth in our last proxy statement, specifying the following information: (a) the name and address of the nominee, (b) the name and address of the stockholder making the nomination, (c) a representation that the nominating stockholder is a stockholder of record of our stock entitled to vote at the next annual meeting and intends to appear in person or by proxy at such meeting to nominate the person specified in the notice, (d) the nominee’s qualifications for membership on the Board, (e) a resume of the candidate’s business experience and educational background as well as all of the information that would be required in a proxy statement soliciting proxies for the election of the nominee as a director, (f) a description of all direct or indirect arrangements or understandings between the nominating stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to whose request the nomination is being made by the stockholder, (g) all other companies to which the nominee is being recommended as a nominee for director, and (h) a signed consent of the nominee to cooperate with reasonable background checks and personal interviews, and to serve as a director, if elected.  In connection with its evaluation, the Nominating and Corporate Governance Committee may request additional information from the candidate or the recommending stockholder, and may request an interview with the candidate.  The Nominating and Corporate Governance Committee has the discretion to decide which individuals to recommend for nomination as directors.

No candidates for director nominations were submitted to the Nominating and Corporate Governance Committee by any stockholder in connection with the election of directors at the Annual Meeting.  Each of the director nominees standing for election at this Annual Meeting is a current director.

Risk Oversight Role

The Board is responsible for overseeing our risk management, but its duties in this regard are supplemented by committees of the Board.  In particular, the Audit Committee focuses on financial risk, including internal controls, and is responsible for discussing with management and our independent auditors policies with respect to risk assessment and risk management, including the process by which we undertake major financial and accounting risk assessment and management.  Risks related to our compensation programs are reviewed by the Compensation Committee and legal and regulatory compliance risks are reviewed by the Nominating and Corporate Governance Committee.  In connection with its responsibilities relating to risk assessment, our full Board periodically engages in discussions of the most significant risks that the Company is facing and how these risks are being managed.

Stockholder Communications

The Board has implemented a process by which stockholders may send written communications directly to the attention of the Board, any committee of the Board or any individual Board member, care of our corporate Secretary.  The name of any specific intended Board recipient should be noted in the communication.  Our corporate Secretary will be primarily responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients.  Communications will be forwarded to directors if they relate to appropriate and important substantive corporate or Board matters.  Communications that are of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration will not be forwarded to the Board.  Stockholders who wish to communicate with the Board can write to the corporate Secretary at Iteris, Inc., 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705.

Annual Meeting Attendance

We do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of our stockholders; however, directors are encouraged to attend all such meetings.  Four of our current directors attended our 2010 annual meeting of stockholders.

PROPOSAL TWO:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The accounting firm of McGladrey & Pullen, LLP was engaged to serve as our independent registered public accounting firm for the fiscal year ended March 31, 2011.  The Audit Committee of the Board of Directors has selected that firm to continue in this capacity for the fiscal year ending March 31, 2012.  We are asking our stockholders to ratify the selection by the Audit Committee of McGladrey & Pullen, LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending March 31, 2012 and to perform other appropriate services.  Stockholder ratification of the selection of McGladrey & Pullen, LLP as our independent registered public accounting firm is not required by our bylaws or otherwise.  In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection.  Even if the selection is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee feels that such a change would be in the best interests of us and our stockholders.

A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting, and that representative will have the opportunity to make a brief presentation to the stockholders if he or she so desires and is expected to be available to respond to appropriate questions from stockholders.

Stockholder Approval

The affirmative vote of a majority of the common stock, present or represented by proxy and entitled to vote at the Annual Meeting will be required for ratification of the selection of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote “FOR” the ratification and approval of the selection of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees

The following table presents the aggregate fees billed by McGladrey & Pullen, LLP for the indicated services for the fiscal years ended March 31, 2010 and 2011:

	Fiscal Year Ended March 31,
	2010	2011
Audit Fees	$320,000	$320,000
Audit-Related Fees	46,000	41,000
Tax Fees	—	75,000
All Other Fees	—	—
Total Fees	$366,000	$436,000

Audit Fees.  Audit fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements and review of the consolidated financial statements included in our quarterly reports on Forms 10-Q and other regulatory filings.

Audit-Related Fees.  Audit-related fees consist of fees for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.”  Such fees include, among other things, fees for registration statements, fees for internal control reviews and assistance with meeting the requirements of Section 404 of the Sarbanes-Oxley Act and certain consultations concerning financial accounting and reporting standards.

Tax Fees.  Tax fees consist of fees for tax compliance services, which include the preparation of federal, state and international tax returns, and for tax consultations, including tax planning and federal, state and international tax advice.  There were no tax fees billed to us by McGladrey & Pullen, LLP during the fiscal year ended March 31, 2010.

All Other Fees.  There were no other fees billed to us by McGladrey & Pullen, LLP during the fiscal years ended March 31, 2010 and 2011.

Audit Committee Pre-Approval Policies and Procedures

All engagements for services by McGladrey & Pullen, LLP or other independent registered public accountants are subject to prior approval by the Audit Committee; however, de minimis non-audit services may instead be approved in accordance with applicable SEC rules.  The prior approval of the Audit Committee was obtained for all services provided by McGladrey & Pullen, LLP for the fiscal year ended March 31, 2011.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the audited consolidated financial statements for the fiscal year ended March 31, 2011 of Iteris, Inc. included in its Annual Report on Form 10-K for that year.

Review with Management

The Audit Committee has reviewed and discussed the audited consolidated financial statements with the Company’s management.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has discussed with the Company’s independent registered public accounting firm, McGladrey & Pullen, LLP, the matters required to be discussed by auditing standards set forth in AU Section 380 established by the Public Company Accounting Oversight Board, which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.

The Audit Committee has received the written disclosures and the letter from McGladrey & Pullen, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with McGladrey & Pullen, LLP its independence from the Company.

Conclusion

Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2011 for filing with the SEC.

Submitted by the Audit Committee
of the Board of Directors:

Richard Char
Gregory A. Miner
John W. Seazholtz
Thomas L. Thomas

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The table below sets forth certain information, as of July 1, 2011, regarding our executive officers.

Name	Age	Capacities in Which Served
Abbas Mohaddes	54	Chief Executive Officer, President, Assistant Secretary and Director
James S. Miele	43	Chief Financial Officer, Vice President and Secretary
Todd Kreter	51	Senior Vice President, Sensors Development and Operations
Gregory McKhann	48	Senior Vice President, Sensors Sales and Marketing
Alan Clelland	58	Senior Vice President, Transportation Systems

The following is a brief description of the capacities in which the above persons have served the Company and their business experience during at least the past five years.  The biography of Mr. Mohaddes appears earlier in this proxy statement.  See Proposal One: “Election of Directors.”

James S. Miele has served as our Chief Financial Officer and Vice President of Finance since October 2004 and as the Secretary since March 2004.  Mr. Miele previously served as our Controller and the Controller of our Iteris Subsidiary.  Mr. Miele’s business experience includes working as an audit manager at Ernst & Young LLP, supervising financial statement audits for a variety of public and privately held companies.  Mr. Miele is a Certified Public Accountant in the State of California (inactive) and holds a B.S. degree in Accounting from San Diego State University.

Todd Kreter has served as a Senior Vice President of the Company since May 2009.  Mr. Kreter served as our Vice President of Engineering from November 2007 to May 2009.  Prior to joining us, Mr. Kreter served in a number of executive positions at Quantum Corporation, most recently as the VP Global Services from 2004 to January 2007, where he managed the company’s worldwide customer service organization.  Mr. Kreter holds an executive M.B.A. from Stanford/AEA and a B.S. degree in mechanical engineering from California State University, Fullerton.

Gregory McKhann has served as a Senior Vice President of the Company since October 2004.  Prior to that, Mr. McKhann served in various executive and management positions at the Iteris Subsidiary and at Rockwell International.  Mr. McKhann holds a B.S. degree in computer science from Duke University and an MBA from University of California, Irvine.

Alan Clelland has served as a Senior Vice President of the Company since October 2007, focused on various activities in our Transportation Systems segment.  Prior to joining us, Mr. Clelland worked in management positions at several ITS consulting and transportation engineering companies, including as the Marketing Director and then as the Director of Consulting at the Siemens ITS business unit of Siemens Energy & Automation, Inc. from 2000 to September 2007.  Mr. Clelland holds a B.Sc. degree in Physics and Electronic Engineering from the University of Leeds in the United Kingdom.

Summary Compensation Table

The following table shows information regarding the compensation earned during the fiscal years ended March 31, 2010 and 2011 by (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) our three other executive officers.  The officers listed below are collectively referred to as the “named executive officers” or “NEOs” in this proxy statement.

Name and Principal Position	Fiscal Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Abbas Mohaddes	2011	$350,022	$74,000	$—	$41,995	$15,942	$481,959
Chief Executive Officer	2010	362,120	—	99,597	31,500	10,010	503,227

James S. Miele	2011	199,434	37,000	—	25,798	6,383	268,615
Chief Financial Officer	2010	195,000	—	24,899	28,800	2,363	251,062

Todd Kreter	2011	197,702	37,000	—	43,875	6,579	285,156
Senior Vice President	2010	182,109	—	24,899	21,600	1,413	230,021

Gregory McKhann	2011	199,680	37,000	—	53,047	6,223	295,950
Senior Vice President	2010	221,679	—	24,899	18,400	2,903	267,881

Alan Clelland	2011	189,987	37,000	—	14,999	6,180	248,166
Senior Vice President	2010	187,107	—	24,899	16,000	1,454	229,460

(1)           The dollar amounts shown represent the grant date fair value of restricted stock units (“RSUs”) granted during the applicable fiscal year calculated in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, based on the closing sales price of the underlying shares of our common stock on the respective grant dates and without any adjustment for estimated forfeitures.  Each RSU represents the right to receive one share of our common stock.  The RSUs vest in equal annual installments over four years, with the first installment vesting on August 10, 2011.  Vested shares are issued as soon as practicable after the applicable vesting date.

(2)           The dollar amounts shown represent the grant date fair value of stock options granted during the applicable fiscal year determined pursuant to the Black-Scholes-Merton option pricing formula, in accordance with FASB ASC Topic 718.  For a discussion of valuation assumptions used in the calculations, see Note 10 to our consolidated financial statements in our Annual Report.  See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” in the Annual Report.  Options to acquire the following number of shares of our common stock were granted to our named executive officers on May 27, 2009:  Mr. Mohaddes — 100,000 shares; each of Messrs. Miele, Kreter, McKhann and Clelland — 25,000 shares.  The options have an exercise price of $1.41 per share (the closing sales price of our common stock as of the grant date), vest in equal annual installments over four years, and are not exercisable until vested.

(3)           The amounts shown in this column constitute the cash bonuses paid to each named executive officer based on the attainment of certain criteria pre-established by the Compensation Committee.  These awards are discussed in further detail under “Grants of Plan-Based Awards—Incentive Cash Bonuses” below.

(4)           Represents 401(k) plan employer contributions and automobile allowances paid by us.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to (i) bonuses that were potentially payable to our named executive officers under our bonus plan for Fiscal 2011 and (ii) RSUs granted to the NEOs in Fiscal 2011.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Grant	All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option
Name	Threshold	Target	Maximum	Date	or Units (#)(2)	Awards (2)
Abbas Mohaddes Chief Executive Officer	—	$175,000	$245,000	08/12/10	50,000	$74,000

James S. Miele Chief Financial Officer	—	80,000	108,000	08/12/10	25,000	37,000

Todd Kreter Senior Vice President	—	80,000	108,000	08/12/10	25,000	37,000

Gregory McKhann Senior Vice President	—	115,000	161,000	08/12/10	25,000	37,000

Alan Clelland Senior Vice President	—	100,000	140,000	08/12/10	25,000	37,000

(1)           Consists of amounts that were potentially payable as cash bonuses based on the attainment of certain criteria pre-established by the Compensation Committee.  These awards are discussed in further detail below under “Incentive Cash Bonuses.”  The “Target” amounts represent the maximum amounts that could have been awarded to the executives if the pre-established criteria had been attained.  The “Maximum” amounts consist of the “Target” amounts plus the maximum overachievement bonuses that could have been awarded to the executives.

(2)           The dollar amounts shown represent the grant date fair value of RSUs granted to the NEOs, calculated in accordance with FASB ASC Topic 718, based on the closing sales price of the underlying shares of our common stock on the respective grant dates and without any adjustment for estimated forfeitures.  Each RSU represents the right to receive one share of our common stock.  The RSUs vest in equal annual installments over four years, with the first installment vesting on August 10, 2011.  Vested shares are issued as soon as practicable after the applicable vesting date.

Incentive Cash Bonuses

For Fiscal 2011, the potential compensation for named executive officers included an annual cash bonus based upon criteria established by the Compensation Committee at the beginning of the fiscal year.  The bonuses were primarily dependent upon corporate and business unit performance.  80% of the potential bonus for the CEO and 70% of the potential bonus for the CFO were based on the total revenue and operating income achieved for the year, and the remaining 20% and 30%, respectively, of the potential bonus were based on the applicable officer’s achievement of individual objectives that were qualitative in nature and were established by the Compensation Committee for our CEO and established by the CEO for our CFO.  70% to 80% of the potential bonus for each of Messrs. Clelland, Kreter and McKhann was based on revenue and operating income achieved by the business unit for which such officer had primary responsibility, as well as the total revenue and operating income achieved by the Company, and the remaining 20% to 30% of the potential bonus was based on the applicable officer’s achievement of individual objectives that were qualitative in nature and were established by the CEO.

For the fiscal year ending March 31, 2012 (“Fiscal 2012”), the bonus plan will cover our CEO, CFO, SVP of Sensors Development and Operations, and SVP of Sensors Sales and Marketing, and will be entirely based on our corporate and business unit performance.  The potential bonuses for Messrs. Mohaddes and Miele will be based on the total revenue and operating income achieved by the Company for the year, and the potential bonuses for Messrs. Kreter and McKhann will be based on revenue and operating income achieved by the Roadway and Vehicle Sensors segment, as well as the total revenue and operating income achieved by the Company.

Performance Targets

The corporate and business unit performance targets for the annual cash bonuses for the named executive officers for Fiscal 2011 were as follows:

Performance Component(1)	No Bonuses At or Below	Target	Maximum
	(in thousands)
Corporate Revenue	$56,550	$67,300	$70,650
Corporate Operating Income	3,300	4,700	5,150
Transportation Systems Revenue	25,900	28,800	30,250
Transportation Systems Operating Income	1,650	2,050	2,350
Roadway and Vehicle Sensors Revenue	34,650	38,500	40,450
Roadway and Vehicle Sensors Operating Income	2,500	3,150	3,600

(1)           The corporate revenue and operating income goals were applicable to each NEO, the Transportation Systems revenue and operating income goals were applicable to Mr. Clelland, and the Sensors revenue and operating income goals were applicable to Messrs. Kreter and McKhann.

If our performance exceeds the revenue and operating income targets set for bonus purposes, the executives can earn an additional bonus of up to 50% of the portion of the target bonus award relating to our operational performance.  The full 50% additional bonus would have been earned by the NEOs if the Company had achieved the revenue and operating income goals set forth under the “Maximum” column above.  If the Company had achieved revenue and operating income which were less than the goals set forth under the “Maximum” column but more than the amounts set forth under the “Target” column, the additional bonus payable would have been proportional, or based on the level of the Maximum goal achieved when measured from the Target amount.  For example, if the performance had exceeded the Target goal by 25% (i.e., by 25% of the difference between the Maximum and Target amounts), then 25% of the additional bonus relating to such performance goal would have been payable.

Individual Objectives

The individual objectives for Fiscal 2011 for the Chief Executive Officer and the Chief Financial Officer were primarily focused on such officer’s management of his area of responsibility.  The objectives for Mr. Mohaddes generally included strategic development of the Company, achievement of the revenue and operating income plan, and enhancing market value, as well as enhancing the relationship of the Company with the financial community.  The objectives for Mr. Miele principally included enhancement of our financial position and financial objectives, including accurate and timely reporting of financial results and managing SEC compliance matters.  The individual objectives for the other NEOs primarily consisted of broad, general and qualitative operational and strategic objectives for the business unit for which the NEO is responsible.  The objectives for Mr. Kreter, the Company’s Senior Vice President of Sensors Development and Operations, generally included providing product on time according to the delivery schedule, improving products, assisting in M&A opportunities, retaining and attracting personnel, improving efficiency and reducing cost, and aligning the Company’s research and development emphasis appropriately.  The objectives for Mr. McKhann, the Company’s Senior Vice President of Sensors Sales and Marketing, generally included focusing on sales and marketing activities for the Sensors unit as well as strategies to boost market penetration, organizing and implementing greater outreach, including by visiting a larger number of customers, hiring appropriate personnel for different markets, preparing and executing launch plans for new products, and working with the other business segments in joint marketing, business development and procurement of contracts.  The objectives for Mr. Clelland, the Company’s Senior Vice President of Transportation Systems, generally included attracting the necessary staff to implement the Company’s plan for the business segment, focusing on strategic initiatives and M&A opportunities, improving efficiency and reducing costs as well as improving profitability, expanding the existing offices and opening new ones as appropriate, and working with the other business segments in joint marketing, business development and procurement of contracts.

Based upon the above described criteria, cash bonuses for the named executive officers in the following amounts were approved for Fiscal 2011:  Mr. Mohaddes — $41,995; Mr. Miele — $25,798, Mr. Kreter— $43,875; Mr. McKhann — $53,047; and Mr. Clelland — $14,999.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards held by each of the named executive officers as of March 31, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Grant Date(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)
Abbas Mohaddes	210,000	—	1.19	09/27/01	09/26/11	50,000	$72,000
Chief Executive	44,000	—	1.40	05/01/02	04/30/12
Officer	30,000	—	2.21	06/15/06	06/14/16
	100,000	—	2.55	03/14/07	03/13/17
	150,000	50,000	2.34	10/02/07	10/01/17
	25,000	75,000	1.41	05/27/09	05/26/19

James S. Miele	40,000	—	1.19	09/27/01	09/26/11	25,000	36,000
Chief Financial	12,000	—	1.40	05/01/02	04/30/12
Officer	20,000	—	3.26	09/02/05	09/01/15
	15,000	—	2.21	06/15/06	06/14/16
	6,250	18,750	1.41	05/27/09	05/26/19

Todd Kreter	18,750	6,250	2.46	02/21/08	02/20/18	25,000	36,000
Senior Vice	6,250	18,750	1.41	05/27/09	05/26/19
President

Gregory McKhann	96,000	—	1.19	09/27/01	09/26/11	25,000	36,000
Senior Vice	34,000	—	1.40	05/01/02	04/30/12
President	30,000	—	2.21	06/15/06	06/14/16
	6,250	18,750	1.41	05/27/09	05/26/19

Alan Clelland	18,750	6,250	2.46	02/21/08	02/20/18	25,000	36,000
Senior Vice	6,250	18,750	1.41	05/27/09	05/26/19
President

(1)                                  Each option vests at the rate of 25% on each of the first four anniversaries of the grant date.

(2)                                  Indicates the number of shares of common stock subject to RSUs granted in August 2010.  Each RSU represents the right to receive one share of our common stock.  The RSUs vest in equal annual installments over four years, with the first installment vesting on August 10, 2011.

(3)                                  The dollar amounts represent the market value of the shares subject to the RSUs, calculated by multiplying the closing sales price of our common stock at the end of Fiscal 2011 by the applicable number of shares.

Option Exercises and Stock Vested

No options were exercised by the named executive officers, and no stock awards held by the named executive officers vested, during Fiscal 2011.

Employment Contracts; Termination of Employment and Change of Control Arrangements

We do not currently have any employment contracts in effect with any of our named executive officers other than the agreements described below.  We provide incentives such as salary, benefits and option grants to attract and retain executive officers and other key associates.  The plan administrators of the 1997 Stock Incentive Plan and the 2007 Omnibus Incentive Plan (the “2007 Plan”) have the authority to provide for the accelerated vesting of outstanding options held by an individual in connection with the termination of such individual’s employment following an acquisition in which these options are assumed or the repurchase rights with respect to the unvested shares are assigned or upon certain changes in control of the Company.  Other than such accelerated vesting and the agreements described above, there is no agreement or policy which would entitle any executive officer to severance payments or any other compensation as a result of such officer’s termination.

Agreements with Abbas Mohaddes

On July 27, 2010, we entered into a letter agreement with Abbas Mohaddes (the “Employment Agreement”), our Chief Executive Officer.  Under the terms of the Employment Agreement, in the event that he is terminated without cause (as defined in the agreement) within three years after the effective date of the agreement, Mr. Mohaddes is entitled to salary continuation payments for 12 months following termination and payment of 50% of his target bonus for the applicable year, payable at the end of the 12 month salary continuation period.  If his employment is terminated as a result of death or disability, then no salary continuation or other severance payments will be made but the vesting of any options, restricted stock or other similar awards then held by him will be accelerated by one year.  The Employment Agreement also provided that Mr. Mohaddes will be granted a restricted stock unit award covering 50,000 shares of our common stock, which award will vest over four years.

Also on July 27, 2010, we entered into a change in control agreement with Mr. Mohaddes (the “Change in Control Agreement”), which provides for a lump sum payment of one year’s base pay and 50% of his target bonus for the year in the event of an involuntary termination (as defined in the agreement) of Mr. Mohaddes’ employment in connection with or within 12 months after a change in control, except that such payment will be reduced to 50% of the annual base pay and no bonus if the involuntary termination is due to his voluntary resignation which does not occur within the first six months after the change in control.  Mr. Mohaddes will also be entitled to receive reimbursement for the cost of COBRA coverage for a period of up to one year following the involuntary termination of his employment.  In the event of a termination of Mr. Mohaddes’ employment after a change in control, the Change in Control Agreement, and not the Employment Agreement, will determine whether Mr. Mohaddes will be entitled to any payments or benefits (including the acceleration of the vesting of any equity-based awards) and the amount of such payments or benefits.  The Change in Control Agreement terminates on the fifth anniversary of the date of the agreement, unless earlier terminated in accordance therewith.

Agreement with James Miele

On June 11, 2008, we entered into a change in control agreement with James Miele, our Chief Financial Officer.  Pursuant to the terms of the agreement, in the event of an involuntary termination (as defined in the agreement) of Mr. Miele’s employment in connection with or within 12 months after a change in control, Mr. Miele will be entitled to receive a lump sum payment of one year’s base pay and 50% of his target bonus for the year, with such payment to be reduced to 50% of the annual base pay and 25% of the bonus if the involuntary termination is due to his voluntary resignation which does not occur within the first six months after the change in control.  In addition, Mr. Miele will be entitled to receive reimbursement for the cost of COBRA coverage for a period of up to one year following the involuntary termination of his employment.  The agreement terminates on the fifth anniversary of the date of the agreement, unless earlier terminated in accordance with the agreement.

Director Compensation

Until January 2011, directors who are not employees of Iteris or any of its subsidiaries received an annual retainer of $12,000 per year, paid quarterly, in addition to $1,500 for each Board meeting attended in person, $250 for each telephone conference Board meeting and $250 for each committee meeting (whether in person or by telephone conference).  Beginning January 1, 2011, each non-employee director other than the Chairman of the Board receives an annual retainer of $28,000 per year, paid quarterly, and the Chairman of the Board receives $38,000 per year, paid quarterly; no additional amounts will be paid for attending meetings.  In addition, beginning January 1, 2011, each non-employee director who serves on a Board committee receives the following annual amounts, paid quarterly:  Audit Committee — $2,500 ($5,000 for the Chair); Compensation Committee - $1,500 ($3,000 for the Chair); Nominating and Governance Committee - $1,000 ($2,000 for the Chair); ad hoc committees - $500 ($1,000 for the Chair).  All directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of our Board of Directors and its committees.

Non-employee directors are also eligible to receive periodic option grants pursuant to the Directors’ Automatic Option Grant Program under our 2007 Plan.  Under the 2007 Plan, each non-employee director receives an option to purchase 20,000 shares of common stock upon his initial appointment to the Board of Directors, which option vests one year after the grant date, and an additional option to purchase shares of common stock on the date of each annual meeting provided he has served on the Board for at least six months as of such annual meeting.  Prior to this Annual Meeting, such additional option grant was for 5,000 shares, vesting in equal annual installments over four years.  Beginning with this Annual Meeting, the additional option grant will be for 10,000 shares, vesting one year after the grant date.  Each option granted to non-employee directors under the Directors’ Automatic Option Grant Program will have an exercise price equal to the fair market value of the common stock on the grant date and a maximum term of ten years, subject to earlier termination following the optionee’s cessation of service as a Board member.

The following table sets forth a summary of the compensation earned in Fiscal 2011 by each person who served as a director during such year, who is not a named executive officer.  Mikel Williams became a director in April 2011 and did not receive any compensation for Fiscal 2011.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Richard Char	$23,375	$4,275	$—	$27,650
Kevin C. Daly, Ph.D.	23,375	4,275	—	27,650
Gregory A. Miner	24,625	4,275	—	28,900
John W. Seazholtz	23,500	4,275	—	27,775
Joel Slutzky	21,375	4,275	—	25,650
Thomas L. Thomas	23,500	4,275	—	27,775

(1)	Represents amounts earned by the directors based on the compensation arrangement described above.

(2)

The dollar amounts shown represent the grant date fair value of stock options granted in Fiscal 2011 determined pursuant to the Black-Scholes-Merton option pricing formula, in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in the calculations, see Note 10 to our consolidated financial statements in our Annual Report. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” in the Annual Report. At the end of Fiscal 2011, the non-employee directors held options for the following number of shares of common stock: Richard Char — 45,000; Kevin C. Daly, Ph.D. - 50,000; Gregory A. Miner — 540,000; John W. Seazholtz - 50,000; Joel Slutzky - 220,000; and Thomas L. Thomas - 50,000.

Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).  Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law, and our bylaws require us to advance litigation expenses upon receipt of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification.  The bylaws further provide that rights conferred under such bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders.  This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.  In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.  The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

We have entered into agreements to indemnify our directors and certain of our officers in addition to the indemnification provided for in the certificate of incorporation and bylaws.  These agreements, among other things, indemnify our directors and certain of our officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of Iteris, or as a director or officer of any other company or enterprise to which the person provides services at our request.

EQUITY COMPENSATION PLANS

The following table provides information as of March 31, 2011 with respect to shares of our common stock that may be issued under existing equity compensation plans.  The table does not include information with respect to shares of our common stock subject to outstanding options granted under equity compensation plans or option agreements that were assumed in connection with the merger of the Iteris Subsidiary into us in October 2004.  However, Note 1 to the table sets forth the total number of shares of common stock issuable upon the exercise of those assumed options as of March 31, 2011 and the weighted average exercise price of those options.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available For Future Issuance under Equity Compensation Plans (excluding some securities reflected in first column)

Equity Compensation Plans Approved by Security Holders
1997 Stock Incentive Plan	1,095,750		$1.73		—
2007 Omnibus Incentive Plan	998,500	(2)	1.87	(3)	651,500

Equity Compensation Plans Not Approved by Security Holders
None

Total(1)	2,094,250		$1.79	(3)	651,500

(1)

The table does not include information with respect to the equity compensation plan or option agreements that were assumed by us in connection with the merger of the Iteris Subsidiary into us in October 2004. As of March 31, 2011, a total of 1,231,000 shares of common stock were issuable upon exercise of outstanding options under the assumed plan and agreements. No additional options may be granted under the assumed plan. The weighted average exercise price of all such assumed options to acquire shares of our common stock was $1.28 per share.

(2)	Includes 214,000 shares of our common stock subject to RSUs that entitle each holder to one share of common stock for each such unit that vests over the holder’s period of continued service.

(3)

Calculated without taking into account the 214,000 shares of common stock subject to outstanding RSUs that become issuable as those units vest, without the payment of any additional consideration or exercise price.

PRINCIPAL STOCKHOLDERS AND COMMON STOCK OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 1, 2011, the number and percentage ownership of our common stock by (i) all persons known to us to beneficially own more than 5% of the outstanding common stock, (ii) each of the named executive officers in the Summary Compensation Table which appears elsewhere herein, (iii) each of our directors, and (iv) all of our executive officers and directors as a group.  To our knowledge, except as otherwise indicated, each of the persons named in this table has sole voting and investment power with respect to the common stock shown as beneficially owned, subject to community property and similar laws, where applicable.

	Common Stock
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(2)

Lloyd I. Miller, III(3)	4,591,337	13.4%
Austin W. Marxe and David M. Greenhouse(4)	4,339,707	12.5
The PNC Financial Services Group, Inc.(5)	2,869,196	8.3

Abbas Mohaddes(6)	1,318,358	3.8
James S. Miele(7)	104,295		*
Greg McKhann(8)	202,700		*
Todd Kreter(9)	19,058		*
Alan Clelland(10)	26,300		*
Richard Char(11)	45,000		*
Kevin C. Daly, Ph.D(12)	395,132	1.1
Gregory A. Miner(13)	967,485	2.8
John W. Seazholtz(14)	118,547		*
Joel Slutzky(15)	2,044,259	5.9
Thomas L. Thomas(16)	79,000		*
Mikel Williams	—		*

All executive officers and directors as a group (12 persons)(17)	5,320,134	14.7%

*	Less than 1%.

(1)	The address of each of the directors and officers is 1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705.

(2)

Based on 34,365,743 shares of common stock outstanding as of June 1, 2011. Shares of common stock subject to options or warrants which are exercisable within 60 days of June 1, 2011 are deemed to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person. Other than as described in the preceding sentence, shares issuable upon exercise of outstanding options and warrants are not deemed to be outstanding for purposes of this calculation. In addition to the shares held in the individual’s name, the number of shares indicated also includes shares held for the benefit of the named person under our 401(k) and Stock Ownership Plan.

(3)

Pursuant to an amendment to a Schedule 13G filed on February 11, 2011 with the SEC, Mr. Miller reported that, as of December 31, 2010, he had shared dispositive and voting power with respect to 2,932,659 shares as (i) an investment advisor to the trustee of certain family trusts, and (ii) as an authorized person with respect to a custody account. Mr. Miller also had sole dispositive and voting power with respect to 1,658,678 shares as (x) a manager of a limited liability company that is the general partner of a certain limited partnership, (y) the trustee to a certain grantor retained annuity trust, and (z) an individual. The address for Mr. Miller is 4550 Gordon Drive, Naples, FL 34102.

(4)

Pursuant to an amendment to a Schedule 13G filed on February 12, 2010 with the SEC, Messrs. Marxe and Greenhouse reported that, as of December 31, 2009, they had shared voting power and shared dispositive power over 4,104,703 shares of common stock and 235,004 shares issuable upon exercise of warrants held by Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P., Special Situations Fund III QP, L.P. and Special Situations Private Equity Fund, L.P. (collectively, the “Special Situations Funds”).  No subsequent amendment to such filing, indicating any changes to their holdings, was filed by the reporting persons.  Messrs. Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc. (“AWM”), the general partner of and investment adviser to Special Situations Cayman Fund, L.P.  AWM is the general partner of MGP Advisers Limited Partnership, the general partner of and investment adviser to Special Situations Fund III, L.P. and the general partner of Special Situations Fund III QP, L.P.  In addition, Messrs. Marxe and Greenhouse are members of MG Advisers L.L.C., the general partner of Special Situations Private Equity Fund, L.P.  AWM serves as the investment adviser to Special Situations Fund III QP, L.P. and Special Situations Private Equity Fund, L.P.  The address for Messrs. Marxe and Greenhouse is 527 Madison Avenue, Suite 2600, New York, NY 10022.

(5)

Pursuant to a Schedule 13G filed on February 11, 2011 with the SEC, The PNC Financial Services Group, Inc., PNC Bancorp, Inc. and PNC Bank, National Association reported that, as of December 31, 2010, they had shared dispositive and voting power with respect to the shares, which are held in trust accounts created by an Amended and Restated Trust Agreement dated September 20, 1983, in which Lloyd I. Miller, Jr. was Grantor and for which PNC Bank, National Association serves as Trustee. In connection with the trust accounts, Lloyd I. Miller, III and PNC Bank, National Association, in its capacity as Trustee, have entered into an Investment Advisory Agreement dated as of April 1, 2002. Either party may terminate the Investment Advisory Agreement on 30 days prior written notice. PNC Bank, National Association is a wholly-owned subsidiary of PNC Bancorp, Inc., and PNC Bancorp, Inc. is a wholly-owned subsidiary of The PNC Financial Services Group, Inc. The addresses for the PNC entities are as follows: The PNC Financial Services Group, Inc. — One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222-2707; PNC Bancorp, Inc. — 222 Delaware Avenue, Wilmington, DE 19801; PNC Bank, National Association — One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222-2707.

(6)

Includes (i) 484,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after June 1, 2011 and (iv) 11,540 shares held by Mr. Mohaddes’ IRA.

(7)	Includes 93,250 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after June 1, 2011.

(8)	Includes 166,250 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after June 1, 2011.

(9)	Includes 18,750 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after June 1, 2011.

(10)	Includes 18,750 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after June 1, 2011.

(11)	Consists of shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after June 1, 2011.

(12)

Includes (i) 100 shares held by Dr. Daly’s spouse, (ii) 329,032 shares held by Dr. Daly’s IRA, and (iii) 50,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after June 1, 2011.

(13)

Includes (i) 183,334 shares held by Mr. Miner’s IRA, (ii) 19,230 shares held by Mr. Miner’s wife’s IRA and (iii) 540,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after June 1, 2011.

(14)	Includes 50,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after June 1, 2011.

(15)

Includes (i) 1,584,922 shares held by The J&J Slutzky Trust, of which Mr. Slutzky is the co-trustee, (ii) 144,616 shares held by Mr. Slutzsky’s IRA and (ii) 220,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after June 1, 2011. Excludes shares of common stock held in the Joel Slutzky Family Trust for the benefit of the children and relatives of Mr. Slutzky; Mr. Slutzky has no investment or voting power with respect to the shares in such trust and disclaims any beneficial ownership.

(16)	Includes 50,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after June 1, 2011.

(17)	Includes 1,736,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after June 1, 2011.

CERTAIN TRANSACTIONS

Since April 1, 2009, other than the agreements and transactions described in “Executive Compensation and Other Information” and the transactions described below, there has not been, nor is there any proposed transaction, where we (or any of our subsidiaries) were or will be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or the average of the Company’s total assets at year end for the last two fiscal years and in which any director, director nominee, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

We previously subleased office space to MAXxess Systems, Inc. (“MAXxess”), one of our former subsidiaries that we sold in September 2003 and is currently owned by an investor group that includes two of our directors, one of whom is the Chief Executive Officer of MAXxess.  The sublease terminated in September 2007, at which time MAXxess owed us an aggregate of $274,000 related to this sublease and certain related ancillary services that we provided to MAXxess.  In August 2009, MAXxess executed a promissory note payable to us for $274,000.  The promissory note bears interest at a rate of 6% per annum, compounded annually, with accrued interest to be paid annually on the first business day of each calendar year.  Payments under the note may be made in bona fide services rendered by MAXxess to us to the extent such services and amounts are pre-approved in writing by us.  All amounts outstanding under the note will become due and payable on the earliest of (i) August 10, 2014, (ii) a change of control in MAXxess, or (iii) a financing by MAXxess resulting in gross proceeds of at least $10 million.  As of March 31, 2011, approximately $16,000 of accrued interest along with the entire $274,000 principal balance was outstanding and payable to us.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, our directors and officers and any persons holding more than 10% of our common stock are required to report their ownership of our common stock and any changes in that ownership to the SEC.  Specific due dates for these reports have been established, and we are required to report any failure to file by such dates.  For Fiscal 2011, the Form 4 filing for a sale of shares on August 5, 2010 by Mr. Slutzky, pursuant to his 10b5-1 plan, was not filed within two business days of such sale. Based solely on our review of copies of the reports on Forms 3, 4 and 5 received by us with respect to the fiscal year ended March 31, 2011 and the written representations received from the reporting persons that no other reports were required, except as indicated in the foregoing sentence or as indicated in our prior proxy statements, we believe that all directors, executive officers and persons who own more than 10% of our common stock have complied with the reporting requirements of Section 16(a) and have filed all reports required by such section.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2011 (excluding the exhibits thereto) accompanies the proxy materials being mailed to all stockholders.  The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.  Stockholders may obtain a copy of the Annual Report and any of our other filings with the SEC, without charge, by writing to Investor Relations, Iteris, Inc., 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705.  The Annual Report (including the exhibits thereto) is also available on the SEC’s website at www.sec.gov.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting or nominate persons for the election of directors only if they comply with the requirements of the proxy rules established by the SEC and our bylaws. Pursuant to Rule 14a-8 of the Exchange Act, some stockholders proposals may be eligible for inclusion in our proxy statement for the 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”).  Stockholder proposals that are intended to be presented at our 2012 Annual Meeting and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us not later than April 6, 2012.

If a stockholder wishes to submit a proposal which is not intended to be included in our proxy statement under Rule 14a-8 of the Exchange Act, or wishes to nominate a person as a candidate for election to the Board, the stockholder must submit the proposal or nomination on or between May 19, 2012 and June 18, 2012.  If the date of the 2012 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2011 Annual Meeting of Stockholders (a situation that we do not anticipate), then the stockholder must submit any such proposal or nomination not later than the close of business of the 10th day following the earlier of (i) the day on which the notice of the meeting was mailed or (ii) public disclosure of the date of such meeting is first made.  Stockholders are advised to review our bylaws which contain these advance notice requirements with respect to advance notice of stockholder proposals and director nominations.

In addition, with respect to any proposal that a stockholder presents at the 2012 Annual Meeting that is not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy solicited by the Board of Directors for such annual meeting will confer discretionary voting authority to vote on such stockholder proposal to the extent permitted under Rule 14a-4 under the Exchange Act.

Stockholder proposals must be in writing and should be addressed to our corporate Secretary, at our principal executive offices at 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705.  It is recommended that stockholders submitting proposals direct them to our corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The presiding officer of the 2012 Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our bylaws and conditions established by the SEC.

OTHER BUSINESS

The Board of Directors is not aware of any other matter which will be presented for action at the Annual Meeting other than the matters set forth in this proxy statement.  If any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote the shares they represent as the Board of Directors may recommend.  Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

THE BOARD OF DIRECTORS OF
ITERIS, INC.
Santa Ana, California
July 29, 2011

PROXY

ITERIS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of ITERIS, INC. hereby appoints ABBAS MOHADDES and JAMES S. MIELE, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Iteris to be held at the Company’s principal executive offices located at 1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705, on September 16, 2011 at 10:00 a.m. Pacific Time, and at any adjournments or postponements thereof, and to vote all shares of common stock of Iteris held of record by the undersigned on July 20, 2011, with all the powers the undersigned would possess if personally present, in accordance with the instructions on this proxy.

The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW, OR IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS DESCRIBED BELOW, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

☒ Please mark votes as in this example.

1.

Election of Directors: To elect Richard Char, Kevin C. Daly, Ph.D., Gregory A. Miner, Abbas Mohaddes, Joel Slutzky, Thomas L. Thomas and Mikel Williams to the Board of Directors, each to hold such office until the next annual meeting of stockholders or until his successor is elected and qualified.

☐ FOR ☐ WITHHOLD AUTHORITY to vote for all nominees listed below

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.)

2.	Ratification of McGladrey & Pullen, LLP as the independent registered public accounting firm of Iteris for the fiscal year ending March 31, 2012.

☐ FOR ☐ AGAINST ☐ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS  ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING                              ☐

Signature:	Date:

Signature:	Date:

(This Proxy must be signed exactly as your name appears hereon.  Executors, administrators, trustees, etc., should give full title as such.  If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.